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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)     February 6, 2003
                                                ---------------------




                               YELLOW CORPORATION
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             (Exact name of registrant as specified in its charter)





      Delaware                   0-12255            48-0948788
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(State or other jurisdiction   (Commission          (IRS Employer
      of incorporation)        File Number)      Identification No.)




          10990 Roe Avenue, P. O. Box 7563, Overland Park, Kansas      66207
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   (Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code   (913) 696-6100
                                                   -------------------




                                   No Changes.
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         (Former name or former address, if changed since last report.)






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Item 9.  Regulation FD Disclosure

Yellow Corporation (NASDAQ: YELL) announced today that members of the Motor Freight Carrier Association, including Yellow Transportation, Inc., a subsidiary of Yellow Corporation, and negotiators for the International Brotherhood of Teamsters (IBT) will hold a joint press conference today, February 6th, to announce that they have reached a tentative agreement on a new National Master Freight Agreement, pursuant to which Yellow Transportation employs its IBT members. The tentative agreement is subject to ratification by the union membership.

The press conference is scheduled for 2:00 p.m. Central time in the Penthouse Ballroom at the Ramada Plaza Hotel O'Hare in Rosemont, Illinois. The conference may also be heard by telephone by calling (888)422-7015 and entering passcode 311065.












The information in the Current Report is being furnished pursuant to Item 9 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in the Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in the Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.














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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 YELLOW CORPORATION
                                         ---------------------------------------
                                                    (Registrant)


Date:    February 6, 2003                /s/     Donald G. Barger, Jr.
     -------------------------           ---------------------------------------
                                                 Donald G. Barger, Jr.
                                                 Senior Vice President
                                                 & Chief Financial Officer